EXHIBIT 10.12

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LICENSE AGREEMENT BETWEEN
INTACTA TECHNOLOGIES, INC.
AND
Kforce Consulting

This LICENSE AGREEMENT (the "Agreement") is entered into on this 31 day of March, 2000 (Effective Date) by and between INTACTA TECHNOLOGIES, INC. (ITI), a Delaware corporation, with offices located at 235 Peachtree Street N.E. 2215 North Tower, Atlanta, GA 30303, USA, and Kforce Consulting, a Division of Kforce.com (KC), a U.S. corporation, having its principal place of business at 400 N Tampa Street, Suite 1200, Tampa, FL. 33672.

RECITALS

WHEREAS, ITI owns certain Patented and Proprietary Technology and has developed KnowHow (herein defined), related to Compression, Encoding, Decoding, Encryption and,

WHEREAS KC wishes to use these Technologies for building applications and services integrating into IBM's Transcoding Architecture for e-commerce and mobile solutions, one of the first of which is the Palm OS market, and,

WHEREAS, KC wishes to obtain, and ITI wishes to grant to KC, an non-exclusive, non-assignable and non-transferable royalty license to use the Licensed Technologies hereinafter described, in the development and distribution of applications and services for e-commerce and mobile solutions, and

WHEREAS, KC is engaged, among others, in the sale and marketing of services and applications for the IBM Transcoding Architecture platform and customer base, which ITI wishes to grant an 18 month exclusive market window to develop new applications and markets worldwide on IBM's Transcoding Architecture platform.

NOW, THEREFORE, KC and ITI agree as follows:

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1.     Definition

        As used in this Agreement, the following terms shall have the meaning set forth below:

1.1   Licensed Technologies" are defined in Appendix A as Technologies along with all Improvements except for Improvements provided by ITI subsequent to the expiration of the one (1) year warranty period defined as expiring March 31, 2001. The Licensed Technology is called IntactaCode, which is defined in Appendix A and includes:

        *         IntactaCode (32-bit) DLL

1.2   "Know-How" means all information and data now possessed, owned, acquired or developed by ITI which relates to the design, engineering, development, manufacturing, or use of equipment for and related to e-commerce, document management, compression, encoding, decoding, encryption technologies and communication of XML documents for Palm OS and related industries and similar applications in the
        e-commerce industry, as of the Effective Date, or at any time during the term of this Agreement, including without limitation:

    all information, data and experience of ITI relating to the development, design, manufacture, promotion, marketing and sale of systems and components designed to compress, encode, decode and encrypt XML documents;
    methods, algorithms and procedures (and related test results and design data) for the design, development or manufacture of the components and systems used in the development of software tools related to the applications mentioned above;

    methods, algorithms and procedures used in the design, development, creation, modification, manufacture, production, processing, storage, testing and evaluation of the applications mentioned above including without limitation, all electronic testing and evaluation (and results thereof) together with all correspondence, notes, memoranda, and other information or data provided to, or received from all

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testing, troubleshooting, evaluation or certification entities, organizations, individuals or governmental authorities.

 1.3   "Improvements" means and includes all modifications and improvements of any kind (whether or not patentable or commercially usable) to the Patented and Proprietary Technology, Information or Know-
        How related to the Technologies and Products.

1.4   "Products" means products, which ITI has developed, develops and will develop, including, but not limited to the IntactaCode, MobileCE, Bridgeway, Courier, etc., which may originate from the
        Technologies of compressing, encoding and decoding, encryption and transmission of files, XML documents, and other documents.

1.5   "Proprietary Information" means, whether in human or machine readable form, all Know-How, documentation or data, related to document management, compression, encoding, decoding and encryption of XML documents, documents as well as document communications using fax or e-mail, provided to KC by ITI, whether orally or in writing, now owned or hereafter acquired, which is marked with a legend indicating that it is confidential or which isorally designated as confidential. In the event KC is unclear as to the proprietary nature of any element of information disclosed, ITI shall, upon request, confirm whether or not such information is deemed confidential.

1.6   "Technologies" means in a general manner the various product and software modules and applications of
        ITI's Patented and Proprietary Technologies and Information, Know-How including Improvements.

1.7   "Licensed Product" means any KC or IBM products incorporating in full or in part the Licensed
        Technologies that is not defined in Paragraph 1.4. The Intacta 2D Transcoder and Transcoder
        Developer's Toolkit KC intends to develop falls under the definition of Licensed Products.

1.8   "Intacta Code" means a patented and proprietary technology for creating a graphic form representing binary information on paper and on CPUs.

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1.9   "Subsidiaries" means all and any corporations, companies or other entities, organized under the laws of any nation, more than 50% of the shares of ownership of which are owned by one of the parties to the
        Agreement.

1.10  IBM customer means corporate and organizational entities that have purchased or intend to purchase
        IBM's Transcoding Architecture and supporting products as defined in Appendix B.

2.     Grant of License

2.1   Subject to the terms of this agreement, ITI hereby grants KC a worldwide, non-exclusive license to use, incorporate, market and sell the Licensed Technologies, in full or in part in Licensed Products.

2.2   For a period of 18 months from the Effective Date of this Agreement, ITI agrees not to grant any new license to any IBM Alliance Partner for the Licensed Software for applications as defined in Appendix B.
        KC understands that this 18 month period is subject to continuing successful completion of required business development objectives listed in Appendix C.

2.3   KC agrees that, should it not meet any quarterly target defined in Attachment C, the 18 months protection provided by ITI to KC under Article 2.2 will be relinquished.

2.4   KC warrants that the Licensed Technology and the Licensed Products will not be sold, either directly or indirectly, to anyone other than of IBM customers as defined in Appendix B for any purpose under this
        Agreement.

2.5   Should, any KC customer that does not fall under the definition of Appendix B wish to license the
        Technology and/or Licensed Products ITI and KC agree to negotiate an addendum to this Agreement.

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2.6   Nothing contained in this Agreement shall be construed as restricting KC's right to make Improvements to the Licensed Technology. If such Improvements use or relate to the Licensed Technologies, then such products which may be derived from the Licensed Products shall also be subject to the royalty payment under Section 5. KC agrees that ITI shall exclusively own all such Improvements, patentable or otherwise.

2.7   ITI is entitled to license its Technologies to any other third party, except as defined in Section 2.2

2.8   Except as otherwise provided herein, KC shall only make copies of the Licensed Technologies for the purpose of incorporating it in its Licensed Products. Unauthorized copying of the Licensed Technologies and Proprietary Information directly or indirectly by KC or by any of its employees or independent contractors, will constitute a fundamental and material breach of this Agreement.

2.9   KC shall have an unrestricted right to make copies of the Licensed Technologies for internal use, for the purposes of demonstration and evaluation as well as for including it into its own Licensed Products.

3.     Transfer of Licensed Technologies

3.1   ITI shall transfer to KC the Licensed Technologies in the form of DLL's of IntactaCode (defined as
        "DLL" for the purposes of this section only) that meets the requirements detailed below as well as design materials in accordance with the following schedule.

        (i)   IntactaCode (32-bit) DLL                                           April 15, 2000

3.2   Within six (6) weeks of receipt of the deliverables listed in Section 3.1, KC will perform compatibility tests with hardware and software specifically used for building an e-commerce solution with IBM's
        Transcoding Architecture. KC will provide to ITI an outline of all the tests conducted and the results of those tests including a detailed description of failures, if any, or any inconsistencies in performance.

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4.     Representations, Warranties and Technical Support

4.1   ITI warrants and represents:

4.1.1 that it owns by itself through the work of its employees and consultants the entire right, title and interest in and to the Licensed Technologies worldwide which does not infringe on any third party's patent rights, mask work rights, copyrights, utility models and/or other intellectual property rights;

4.1.2 that it has the right to enter into this Agreement;

4.1.3 that there are no liens, conveyances, mortgages, assignments, encumbrances, or other agreements which would prevent or impair the exercise of all rights granted to KC pursuant to this Agreement and that it has not and will not enter into any agreements which would interfere with the licenses granted to KC during the full term of this Agreement except as to other grants of non-exclusive licenses to other licensees.

4.2   For the life if this Agreement, ITI shall provide Software Maintenance Support to KC as defined in
         Appendix D.

4.3   ITI agrees to provide KC with R&D support to help KC develop Licensed Products and/or Modifications and Improvements to the Licensed Technologies. KC agrees that any such Improvements or Modifications to the Licensed Technologies will remain the exclusive and sole ownership of ITI.

4.4   ITI agrees to negotiate in good faith, the conditions of any technical and/or R&D support requested by KC under section 5.1. Except as specifically provided herein, there are no other warranties of ITI expressed or implied, including warranties of merchantability and fitness for a particular purpose.

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5.     Royalties

        In full consideration of the license granted and Licensed Technologies provided and ITI's expertise rendered to KC by ITI herein, KC shall pay to ITI the following royalties.

5.1   All orders shall be subject to acceptance by ITI and shall be subject exclusively to the terms of this
        Agreement. ITI shall not accept the order unless KC has submitted a written copy of either a customer proposal, statement of work, or request for proposal specifying the use of Licensed Product. ITI notice of its acceptance will be providedto KC promptly and not to exceed within five (5) days of its receipt.

5.2   The acceptance provided in 5.1 shall be subject to the agreement between ITI and KC regarding the pricing model for the specific client. It is understood between the parties that the pricing models may vary among clients, depending on a number of factors including pioneer preference, enterprise size, specific use, types of transactions, size of transactions, etc. It is therefore the intent of the parties to work together and with individual clients to develop pricing models that are acceptable to all parties.

        For greater clarity, the inability to reach agreement among ITI, KC and the client shall void the acceptance granted in 5. 1.

5.3   The terms hereof shall not be modified or supplemented by any communication unless such communication is in writing, identified as an amendment to this Agreement, and subsequently duly signed by both parties.

5.4   All taxes imposed as a result of the existence of this License Agreement shall be borne and paid by the party required to comply with such applicable tax laws.

5.5   ITI shall provide KC with the information and reports it requires for all Licensed Products, and Products which are subject to Royalty under this License Agreement. Within thirty (30) days of the end of each calendar quarter period, KC shall make a report of the Licensed Products and the Products sold and subject to Royalty statements. If Royalties are payable to ITI, payment will be made within sixty (60) days of the end of the calendar quarter.

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5.6   ITI shall have the right during normal business hours, with respect to the sales of the Licensed Products and Products, to have KC's records examined by independent chartered or certified accountants for the purpose of verifying such Royalty statements. ITI shall provide notice in writing to a duly authorized representative of KC no less than fifteen (15) business days prior to any such examination of KC's records.
        Such examinations shall be limited to a maximum of two (2) per year. One examination near the calendar year end, and one examination near the conclusion of Q2 business.

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6.     Confidentiality

6.1   KC and ITI agree that certain information which either party may receive fromthe other party under this
        Agreement will be proprietary and confidential information of the disclosing party. Such information includes, but is not limited to:

6.1.1 the fact that the disclosing party intends to develop or market any particular hardware or software products;

6.1.2 the designs, specifications, development schedule, pricing and all other technical and business information concerning the Licensed Products, the Products and any Improvements;

6.1.3 any non-public information concerning the business or finance of the disclosing party;

6.1.4 any other information the disclosure of which might harm or destroy a competitive advantage enjoyed by the disclosing party (all of the above 6. 1.1 through 6.1.4 hereafter called Proprietary and Confidential
        Information).

6.2   The parties shall not disclose the Proprietary and Confidential Information to any other person or entity, other than its own employees, its Subsidiaries and sub-contractors and consultants who participate directly in the performance of the receiving party's obligations under this License Agreement and its attorneys.
        Subsequently, all employees, its Subsidiaries and sub-contractors and consultants who participate in the performance of the receiving party's obligations must sign a confidentiality agreement, provided by ITI, prior to performing services to KC's obligations.

6.3   KC affirms and acknowledges that the unauthorized disclosure of the Technologies, the Licensed
        Technology and privileged commercial information provided by ITI pursuant to this Agreement may cause irreparable harm to ITI. KC affirms and acknowledges that in the event of a breach of this Agreement by
        KC, ITI will be entitled to seek appropriate and available relief under applicable laws.

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6.4   The parties hereto agree that they will keep the terms and conditions of this Agreement confidential and neither of the parties shall disclose its terms to any third party without the prior written consent of the other party except as required by federal or state securities law or court order.

6.5   The obligations set forth in Sections 6.1 through 6.3 above shall not be applicable to any information which:

6.5.1 the receiving party is authorized by the disclosing party in writing to disclose, or

6.5.2 becomes public knowledge through no breach of this License Agreement or the Development Agreement which enters into effect at the same date as this License Agreement by the receiving party, or

6.5.3 has been legally obtained from a bona fide third party, or

6.5.4 was in possession of the receiving party prior to the receipt thereof or

6.5.5 is required to be disclosed in the context of administrative or judicial proceedings or otherwise pursuant to applicable laws or regulations.

7.     Indemnity

7.1   If Licensed Products and Products sold in accordance with this Agreement, are alleged to infringe or misappropriate partially or totally any patent, copyright or intellectual property right belonging to a third party which is not listed in Appendix A hereto, and if the third party makes a claim or institutes a legal action or commences a proceeding against KC because such infringement or misappropriation is caused by the use of the Licensed Technologies, KC shall promptly notify ITI thereof

        Upon receipt of such notice, ITI shall, at its own expense, promptly take over the defense of such claim, action or proceeding or may pursue settlement with the third party or may require KC to modify the design of the Licensed Products to avoid the infringement or

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        misappropriation, provided that such modification preserves the essential functioning of the Licensed
        Products. ITI shall bear all charges, expenses, and liabilities incurred by KC, including, but not limited to, its attorneys' fees in connection with any such allegation.

7.2   The maximum amount of liability for charges and additional development fees that ITI shall bear, shall not exceed $100,000 in total.

7.3   ITI shall not be liable or responsible for indirect and incidental damages resulting from the application or use of the Licensed Technologies by KC other than as indicated in Section 7.1 above.

8.     Term

8.1   This Agreement shall become effective on its Effective Date and shall remain in effect until October 1,
        2001 subjectto the requirements of Appendix C. If either party wishes to renew this agreement, notice must be given to the other at least 6 months prior to the expiration of this Agreement. The parties may then by mutual consent renegotiate or renew this Agreement for a period to be agreed.

9.     Termination

9.1   Either party may terminate this Agreement by giving written notice to the other party, in the event of a breach or default under this Agreement and the party in default having failed to remedy such breach or default within forty-five (45) days from the date of a written notice given by the other party specifying the nature of the breach or default.

9.2   Either party may terminate this Agreement by giving written notice in the event the other party should become insolvent or make an assignment for the benefit of its creditors or voluntarily file for or be placed in bankruptcy written notice to such other party and is not withdrawn within sixty (60) days from the date of filing.

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9.3   Upon termination of this Agreement KC shall pay all Royalties due to ITI with respect to all the
        Licensed Technologies, Products, and Products sold and subject to the Royalty for which payment has not yet been made, within thirty (30) days following the termination of this Agreement.

9.4   Upon the termination of this Agreement, KC shall cease to use the Licensed Technologies and Products, to manufacture and sell the Licensed Products and at KC's expense, return to ITI all Licensed Technologies
        Evaluation Software and any other Confidential and Proprietary Information.

9.5   In the event, however, this Agreement is terminated without a breach or default by KC, KC shall have the right to manufacture, to have manufactured, use, lease, sell or otherwise dispose of the Licensed ITI
        Products, development of which has been completed by KC before the termination of this Agreement, for the full marketable lifetime of such Licensed Products by paying the Royalty as described in Section 5.

9.7   No termination of this Agreement, by expiration or otherwise, shall release either party from any of its obligations under Section 6.

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10.   Notices
        All notices required or permitted to be given hereunder (except for routine communications to be addressed to the persons in charge of its subject business) shall be in writing and shall be valid and sufficient if dispatched by a reputable express delivery service by air or registered airmail, and addressed as follows:

        If to KC:      kforce Consulting
                            2100 Powers Ferry Road
                            Suite 110
                            Atlanta, GA 30339, USA
                            Attn: Christian Kotscher

        if to ITI:       Intacta. Technologies Inc.
                            235 Peachtree Street N.E.
                            2215 North Tower
                            Atlanta, GA 30303, USA
                            Attn.

Either party may change its address by a notice given to the other party in the manner set forth above. Notices given as herein provided shall be considered to have been given seven (7) days after the dispatch thereof

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11.   Applicable Law

        This Agreement shall be governed by and construed in accordance with the laws, of the State of Georgia,
         U.S.A.

12.   Miscellaneous

12.1 The headings to Sections of this Agreement are to facilitate reference only, do not form a part of this
        Agreement, and shall not in any way affect the interpretation hereof,

12.2 This Agreement, and Appendices attached hereto and made a part hereof, embody the entire understanding of the parties with respect to the subject matter contained herein and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon the parties unless signed by their respective, duly authorized officers.

12.3 The parties hereto acknowledge and agree that each party has participated in the drafing of this Agreement and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting part shall not beapplied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof

12.4 This Agreement shall not be assignable by either party without the prior written consent of the other party.

12.5 No express or implied waiver by either party of any breach of any terms and obligations of this
        Agreement by the other party shall be construed as a waiver of any subsequent breach of said terms and obligations or any other terms and obligations of this Agreement of the same or of a different nature.

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12.6 If any term, clause, or provision of this Agreement shall be judged to be invalid, the validity of any other term, clause, or provision, shall not be affected, and such invalid term, clause, or provision shall be deemed deleted from this Agreement.

12.7 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement and merges all prior discussions and writings between the parties with respect to the contents of this Agreement.

12.8 This License Agreement precedes for any purpose of interpretation, any other agreement that may have been signed between the two parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

INTACTA TECHNOLOGIES INC.                  Kforce Consulting

 By: /s/ Noel Bambrough                                         By: /s/ "Signature Illegible"
Title: Executive Vice-President & COO                 Title: President
Date: 05/04/2000                                                     Date: 05/02/2000

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APPENDIX "A"
LICENSED TECHNOLOGIES

  *     IntactaCode (32-bit) DLL

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APPENDIX "B"

IBM CUSTOMER DEFINITION

The following IBM customer profile defines the sales and marketing territory for Kforce Consulting to deliver it's Intacta 2D Transcoder product and services portfolio.

Kforce Consulting acknowledges that qualification is dependant upon the customer having IBM product in use and installed satisfying the requirements in all tiers:

     1.     Hardware Requirements - One required to qualify tier.

    IBM AS/400
    IBM RS/6000
    IBM Netfinity (NT)

     2     Software Requirements - All required to qualify tier.

    WebSphere/Domino Server Software
    DB2 or ORACLE
     3.     Pervasive Computing Requirements - One required to qualify tier.

    IBM WorkPad
    Palm OS Digital Devices
    iii. Windows CE
    iv. WAP Digital Devices

* Customer Intent to Purchase -

 IBM customers who may not have either server or software requirements installed during pre-sales qualification, but can provide documentation (purchase order) indicating a procurement is in process would qualify.

 * Requirements not met -

 Customer opportunities that do not meet the above IBM Customer definition requirement tiers may be presented to ITI for addendum consideration to KC's license agreement with ITI, or KC may negotiate a new and separate license agreement with ITI.

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APPENDIX "C"

BUSINESS DEVELOPMENT REQUIREMENTS SCHEDULE

Yearly and Quarterly sales targets, subject to annual revision, Kforce Consulting has to meet in order to maintain the rights to sell Licensed Products.

DATE	BUSINESS DEVELOPMENT	MARKETING & PR	COMPOSITE TOTAL
2000
Q2	Q2-0 installed accounts*	Q2-1 press releases & front page feature*	Q2-0 acct & 1 PR event
Q3-6 month review	Q3-2 installed accounts*	Q3-2 press releases & front page feature*	Q3-2 acct & 3 PR event
Q4	Q4-3 installed accounts*	Q3-3 press releases and front page feature*	Q4-5 acct & 6 PR event

2001
Q1	Q1-4 installed accounts*	Q1-4 press releases & front page feature*	Q1-9 acct & 10 PR event
Q2	Q2-4 installed accounts*	Q2-4 press releases & front page feature*	Q2- 13 acct & 14 PR event
Q3	Q3-4 installed accounts*	Q3-4 press releases & front page feature*	Q3-17 acct & 18 PR event
Q4	Q4-4 installed accounts*	Q4-4 press releases & front page feature*	Q4-21 acct & 22 PR event
- Agreement Renewal

* 6 month review date - 9/29/00

* Agreement renewal date - 10/01/01

* Front page feature - Article and or, announcement on Kforce Consulting's www site, with mirrored article and or announcement on Intacta's web site.

* Installed account defined as completion of a Intacta 2D Transcoder site installation, and or completion of an account's testing and pilot deployment stage.

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APPENDIX "D"

SOFTWARE MAINTENANCE SUPPORT

 ITI agrees to supply post-sale, Level 2 and 3 technical phone support to Kforce Consulting. ITI will provide Level 2 and 3 Software Support Services via remote dial-in or phone. By this, the parties agree that ITI will provide the following support to Kforce Consulting:

1.   Access to telephone technical assistance to ITI support center for the reporting and alerting of problems and consultation as necessary during normal business hours of M's support center in the USA.

2.   Log and record all requests from Kforce Consulting for technical assistance in a manner, which will allow Kforce Consulting to track, reported problems and progress.

3.   Provide remedial software support by providing a patch or bypass solution to verified problems reported by
      Kforce Consulting.

4.   Provide Kforce Consulting with access through its web site or other means acceptable to Kforce Consulting to the following information.

5.   Known bug database and diagnostic/troubleshooting knowledge base for the duration of this Agreement.

6.   FAQ (frequently asked questions).

7.   Documentation updates.

8.   Copies of any/all user documentation, technical specifications and maintenance documents related to
      Licensed Software as defined in Appendix A.

9.   Software and hardware compatibility information for revision of Licensed Technologies and updates thereafter.

10.  Support pricing:

10.1 For the life of this agreement beginning with the Effective Date of this Agreement, ITI will provide to
        Kforce Consulting a free of charge Software Maintenance Support that is limited to bug fixing.

10.3 Kforce Consulting agrees that ITI will not have to provide any support, under this agreement, to any
        Kforce Consulting customers, resellers, distributors and/or end-users. The responsibility to provide technical support to such parties lies exclusively with Kforce Consulting.